UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2019

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	WLKP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2019, Westlake International Services Corporation, as sole member of Westlake Chemical Partners GP LLC (the “General Partner”), the general partner of Westlake Chemical Partners LP (the “Partnership”), appointed Randy G. Woelfel to serve as an independent member of the General Partner’s board of directors (the “Board”). Mr. Woelfel succeeds Mr. David Lumpkins who has informed the Board that he will resign effective November 14, 2019. Mr. Woelfel is expected to be appointed by the Board to its Audit and Conflicts committees.

Since March 2013, Mr. Woelfel has served as a director of Black & Veatch Holding Company. Mr. Woelfel was Chief Executive Officer and a director of NOVA Chemicals Corporation from November 2009 until May 2014. Prior to joining NOVA, Mr. Woelfel was Managing Director of Energy for the Houston Technology Center and President of Cereplast, Inc. He began his career with Shell Oil Company in 1977. While at Shell Oil and affiliated companies, he served in a variety of senior positions including President of Basell International, President of Basell North America and a board member of numerous Basell International petrochemical ventures. Since 2014, Mr. Woelfel has provided services as a business consultant through Woelfel Associates Inc., a strategy and board advice company. Mr. Woelfel received a Bachelor of Science degree in Chemical Engineering from Rice University and a Master’s degree in Management from the Massachusetts Institute of Technology.

In connection with Mr. Woelfel’s services on the Board, he will receive compensation in accordance with the plans and programs more fully described in the Partnership’s Annual Report on Form 10-K, under the heading “Item 11 – Executive Compensation – Director Compensation.”

There are no arrangements or understandings between Mr. Woelfel and any other persons pursuant to which he was appointed as a director of the General Partner. There are no relationships between Mr. Woelfel and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On November 8, 2019, the Partnership issued a press release announcing that Mr. Woelfel had been appointed to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is furnished herewith:

99.1	Press release issued on November 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP
By: Westlake Chemical Partners GP LLC

Date: November 8, 2019	By:	/s/ Albert Chao
Albert Chao President, Chief Executive Officer and Director